Exhibit 3.2

                                  BY-LAW NO. 16

                       A by-law relating generally to the
                         transaction of the business and
                      affairs of Zarlink Semiconductor Inc.

Section   Contents                                                    Page

One -     Interpretation                                                2

Two -     Business of the Corporation                                   3

Three -   Borrowing and Securities                                      4

Four -    Directors                                                     4

Five -    Officers                                                      8

Six -     Protection of Directors, Officers and Others                  9

Seven -   Shares                                                       10

Eight -   Dividends and Rights                                         12

Nine -    Meetings of Shareholders                                     13

Ten -     Divisions and Departments                                    16

Eleven -  Notices                                                      16

Twelve -  Effective Date                                               18

BE IT ENACTED as a by-law of Zarlink Semiconductor Inc. (the "Corporation") as follows:

SECTION ONE

INTERPRETATION

1.01 Definitions - In this by-law of the Corporation unless the context otherwise the context otherwise requires:

      "Act" means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

      "appoint" includes "elect" and vice versa;

      "articles" means the articles attached to the certificate of continuance dated November 9, 1976, of the Corporation, as from time to time amended or restated:

      "board" means the board of directors of the Corporation;

      "by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

      "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders;

      "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

      "recorded address" means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

      "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 2.04 or by a resolution passed pursuant thereto;

      save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and

      words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

SECTION TWO

BUSINESS OF THE CORPORATION

2.01 Registered Office - Until changed in accordance with the Act, the registered office of the Corporation shall be at the City of Kanata in the Province of Ontario and at such location therein as the board may from time to time determine.

2.02 Corporate Seal - Until changed by resolution of the board, the corporate seal of the Corporation shall be in the form impressed hereon.

2.03 Financial Year - Until changed by resolution of the board, the financial year of the Corporation shall end on the last Friday of March in each year.

2.04 Execution of Instruments - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two of the Chairman of the Board, the Vice-Chairman of the Board, the President, an Executive Vice-President, a senior Vice-President, the Vice-President Finance, the Treasurer and the Secretary. The board may from time to time appoint by resolution any officer or officers or any person or persons on behalf of the Corporation to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.05 Banking Arrangements - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other organizations as may from time to time be authorized by the board.

      Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.06 Voting Rights in Other Corporations - All securities owned by or registered in the name of the Corporation from time to time and carrying any voting rights may be voted in the name and on behalf of the Corporation at any meeting at which such voting rights are exercisable, by such person or persons as may from time to time be appointed, either generally or specifically, by resolution of the board. The proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies or other evidence of the right to vote in such names as they may determine without the necessity of resolution or other action by the board.

SECTION THREE

BORROWING AND SECURITIES

3.01 Borrowing Power --Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time:

      (a)   borrow money upon the credit of the Corporation;

      (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured; and

      (c) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation including book debts, rights, powers, franchises and undertakings to secure any such bonds, debentures, notes or other evidence of indebtedness or guarantee or any other present or future indebtedness or liability of the Corporation.

      Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02 Delegation - The board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board by section 3.01 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

SECTION FOUR

DIRECTORS

4.01 Number of Directors and Quorum - Until changed in accordance with the Act, the board shall consist of not fewer than five and not more than fifteen directors. Subject to section 4.08, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the board.

4.02 Qualification - No person shall be qualified for election as a director (i) if he is less than 18 years of age, (ii) if he is of unsound mind and has been so found by a court in Canada or elsewhere, (iii) if he is not an individual or
(iv) if he has the status of a bankrupt. A director need not be a shareholder. Twenty-five percent (25%) of the members of the board shall be resident Canadians, and, so long as required by the Act, at least two directors shall not be officers or employees of the Corporation or its affiliates.

4.03 Election and Term - The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall-be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors otherwise determine. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04 Consent to be Elected or Appointed Director - An individual who is elected or appointed to hold office as a director is not a director and is deemed not to have been elected or appointed to hold office as a director unless:

      (i) the said individual was present at the meeting when the election or appointment took place and he or she did not refuse to hold office as a director; or

      (ii) the said individual was not present at the meeting when the election or appointment took place and the said individual consented to hold office as a director in writing before the election or appointment or within ten days after it, or the said individual has acted as a director pursuant to the election or appointment.

4.05 Removal of Directors - Subject to the provisions of the Act, the shareholders may by resolution passed at a meeting specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

4.06  Vacation  of Office - A director  ceases to hold  office when (i) he dies,
(ii) he is removed from office by the shareholders, (iii) he ceases to be qualified for election as a director or (iv) his written resignation is sent or delivered to the Corporation, or, if a time is specified, whichever is later.

4.07 Vacancies - Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the minimum number of directors or from a failure of the shareholders to elect the minimum number of directors. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no directors then in office, any shareholder may call the meeting.

4.07.1 Appointment by Directors - The directors may, if the articles of the Corporation so provide, appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, provided that:

      (i) the total number of directors of the Corporation immediately after such appointment shall not exceed the maximum number set forth in the articles of the Corporation, and that

      (ii) the total number of directors so appointed by the directors shall not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

4.08 Action by the Board - The board shall manage the business and affairs of the Corporation. Subject to sections 4.09 and 4.10, the powers of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. When there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

4.09 Canadian Majority - The board shall not transact business at a meeting, other than filling a vacancy in the board, unless twenty-five percent (25%) of the directors present are resident Canadians, except where:

      (a) a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communication facility the business transacted at the meeting; and

      (b) the required number of resident Canadians would have been present had that director been present at the meeting.

4.10 Participation by Communication Facilities - If all the directors of the Corporation consent, a director may participate in a meeting of the board or of a committee of the board by means of such a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other, and a director participating in such a meeting in such manner is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

4.11 Place of Meetings - Meetings of the board may be held at any place in or outside of Canada.

4.12 Calling of Meetings - Meetings of the board shall be held from time to time at such time and at such place as the Chairman of the Board may determine, or if for any reason the Chairman of the Board is unable to act, then as the board may determine.

4.13 Notice of Meeting - Notice of the time and place of each meeting of the board shall be given in the manner provided in section 11.01 or section 11.02 as appropriate, to each director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of the board need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including, if required by the Act, any proposal to:

      (a) submit to the shareholders any question or matter requiring approval of the shareholders;

      (b) fill a vacancy among the directors or in the office of auditor or appoint additional directors;

      (c)   issue securities;

      (c.1) issue shares of a series;

      (d)   declare dividends;

      (e)   purchase,   redeem  or  otherwise   acquire  shares  issued  by  the
            Corporation;

      (f)   pay a commission for the sale of shares;

      (g)   approve a management proxy circular;

      (h)   approve a take-over bid circular or directors' circular;

      (i)   approve any annual financial statements; or

      (j)   adopt, amend or repeal by-laws.

      A director may in any manner waive notice of or otherwise consent to a meeting of the board.

4.14 First Meeting of New Board - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.15 Adjourned Meeting - Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.16 Regular Meetings - The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.17 Chairman - The chairman of any meeting of the board shall be the Chairman of the Board, or in his absence the Vice-Chairman of the Board, or in the absence of both of the foregoing then such director as the Chairman of the Board may designate, or in the absence of all of the foregoing, the directors present shall choose one of their number to be chairman.

4.18 Votes to Govern - At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In the event that an equal number of votes are cast for and against any question, the chairman of the meeting, shall (unless precluded from voting pursuant to the Act) be entitled to a second or casting vote.

4.19 Conflict of Interest - A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

4.20 Remuneration and Expenses - The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.21 Committees of the Board - The board may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which certain to items which, under the Act, a committee of the board has no authority to exercise. A majority of the members of any such committee shall be resident Canadians.

4.22 Transaction of Business - The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

4.23 Audit Committee - The board shall elect annually from among its number an audit committee to be composed of not fewer than three directors of whom a majority shall not be officers or employees of the Corporation or its affiliates. The audit committee shall have the powers and duties provided in the Act.

4.24 Advisory Bodies - The board may from time to time appoint such advisory bodies as it may deem advisable.

4.25 Procedure - Unless otherwise determined by the board, each committee of the board and advisory body appointed by the board shall have power to fix its quorum (which may be one or more members), to elect its chairman and to regulate its procedure.

SECTION FIVE

OFFICERS

5.01 Appointment - The board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. In accordance with this by--law and subject to the provisions of the Act, the board may specify their duties as well as delegate to such officers powers to manage the business and affairs of the Corporation. Subject to section 5.02 an officer may but need not be a director and one person may hold more than one office. The board may also from time to time appoint vice-presidents of operating divisions or departments. Such vice-presidents may but need not be officers of the Corporation.

5.02 Chairman of the Board - The board may from time to time also appoint a Chairman of the Board who shall be a director. If appointed, the Chairman of the Board shall preside, when present, at all meetings of the board and of shareholders. He shall have such other powers and duties as the board may specify.

5.03 Vice-Chairman of the Board - The board may from time to time also appoint one Vice-Chairman of the Board who shall be a director. If appointed, a Vice-Chairman of the Board shall preside at all meetings of the board and of shareholders at which the Chairman of the Board is not present. He shall have such other powers and duties as the board may specify.

5.04 President - The President shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business of the Corporation. He shall have such other powers and duties as the board may specify.

5.05 Vice-President - A vice-president shall have such powers and duties as the board may specify.

5.06 Secretary - The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose. He shall have such other powers and duties as the board may specify.

5.07 Treasurer - The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation. He shall have such other powers and duties as the board may specify.

5.08 Powers and Duties of Other Officers - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant unless the board otherwise directs.

5.09 Variation of Powers and Duties - The board may from time to time and subject to the provision of the Act, vary, add to or limit the powers and duties of any officer.

5.10 Term of Office - The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise, each officer appointed by the board shall hold office until his successor is appointed, or until his earlier resignation.

5.11 Agents and Attorneys - The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to subdelegate) as may be thought fit.

5.12 Fidelity Bonds - The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

SECTION SIX

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.01 Limitation of Liability - Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

6.02 Indemnity - Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation's request as a director or officer, or any individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity. The Corporation shall advance the necessary moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to previously. The individual shall repay the money if the individual does not fulfill the following conditions:

      (a) he acted honestly and in good faith with a view to the best interests of the Corporation, or as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation's request; and

      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

      The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

6.03 Insurance - The Corporation may purchase and maintain insurance for the benefit of any individual referred to in section 6.02 against such liabilities and in such amounts as the board may from time to time determine and are permitted by the Act.

SECTION SEVEN

SHARES

7.01 Allotment - The board may from time to time issue shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

7.02 Commissions - The board may from time to time authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.03 Registration of Transfer - Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with an endorsement which complies with the Act, made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective.

7.04 Transfer Agents and Registrars - The board may from time to time by resolution appoint or remove one or more transfer agents or registrars which may or may not be the same person, for the shares of the Corporation in one or more places and such transfer agents and registrars shall keep all necessary books and registers of the Corporation for the registering and transferring of the shares of the Corporation. Certificates representing shares in respect of which a transfer agent and registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and registrar.

7.05 Non-recognition of Trusts - Subject to the provisions of the Act, the Corporation may treat as absolute owner of the share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

7.06 Share Certificates - Every holder of one or more shares of the Corporation shall be entitled at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number any class or series of shares held by him as shown on the securities register. Share certificates and acknowledgments of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with section 2.04 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation, A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

7.07 Replacement of Share Certificates - The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

7.08 Joint Shareholders - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

7.09 Deceased Shareholders - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

SECTION EIGHT

DIVIDENDS AND RIGHTS

8.01 Dividends - Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

8.02 Dividend Cheques - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

8.03 Non-receipt of Cheques - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.04 Record Date for Dividends and Rights - The board may fit in advance a date, preceding by not more than 60 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 7 days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the date on which the resolution relating to such dividend or right to subscribe is passed by the board.

8.05 Unclaimed Dividends - Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION NINE

MEETINGS OF SHAREHOLDERS

9.01 Annual Meetings - The annual meeting of shareholders shall be held at such time in each year and, subject to section 9.03, at such place as the board, the Chairman of the Board, the President or an Executive Vice-President may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

9.02 Special Meetings - The board or the Chairman of the Board at any time shall have power to call a special -meeting of shareholders.

9.03 Place of Meetings - Meetings of shareholders shall be held in the City of Kanata or, if the board shall so determine, at some other place in Canada.

9.04  Notice  of  Meetings  - Notice of the time and  place of each  meeting  of shareholders shall be given in the manner provided in section 11.01 not less than 21 nor more than 60 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

9.05 List of Shareholders Entitled to Notice - For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 9.06, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

9.06 Record Date for Notice - The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days, as a record date for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date must be given not less than 7 days before the meeting by (a) newspaper advertisement in the manner provided in the Act and (b) by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given, or, if no notice is given, the day on which the meeting is held.

9.07 Meetings without Notice - A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present to waive notice of or otherwise consent to such meeting being held, so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting all business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

9.08 Chairman, Secretary and Scrutineers - The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting; Chairman of the Board, Vice-Chairman of the Board, President, or an Executive Vice-President or a Senior Vice-President who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding such meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

9.09 Persons Entitled to be Present - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

9.10 Quorum - A quorum for the transaction of business at any meeting of shareholders shall be five persons present and entitled to vote in person or by proxy and together holding or representing by proxy not less than 10% of the outstanding shares of the Corporation entitled to vote at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

9.11 Participation by Communications Facilities - any other person entitled to attend a meeting may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed to be present at that meeting. A meeting of shareholders may be held entirely by telephonic, electronic or other communication facility if the requirements listed previously are met.

9.12 Right to Vote - Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Corporation has prepared the list referred to in section 9.05, every person who is named in such list shall be entitled to vote the shares shown opposite his name except to the extent that, where the Corporation has fixed a record date in respect of such meeting pursuant to section 9.06, such person has transferred the ownership of any of his shares after such record date and the transferee of those shares (i) produces properly endorsed share certificates or otherwise establishes that he owns the shares and
(ii) demands not later than 10 days before the meeting that his name be included in the list before the meeting, in which case the transferee shall be entitled to vote his shares at the meeting. At any meeting of shareholders for which the Corporation has not prepared the list referred to in section 9.05, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

9.13 Proxies - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternative proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

9.14 Time for Deposit of Proxies - The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

9.15 Joint Shareholders - If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares, but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

9.16 Votes to Govern - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by-law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

9.17 Show of Hands - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

9.18 Ballots - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

9.19 Adjournment - If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

SECTION TEN

DIVISIONS AND DEPARTMENTS

10.01 Creation and Consolidation of Divisions - The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

10.02 Name of Division - Any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business under such name, provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation.

SECTION ELEVEN

NOTICES

11.01 Method of Giving Notices - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, resident Canadian director, resident
Canadian officer, auditor or resident Canadian member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or airmail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid and a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box. A notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, resident Canadian director, resident Canadian officer, auditor or resident Canadian member of a committee of the board in accordance with any information believed by him to be reliable.

11.02 Method of Giving Notice to Non-Resident Directors or Officers - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a director or officer or member of a committee of the board who is not a resident Canadian shall be given by being delivered personally to his recorded address or by being mailed to him at his recorded address by air mail or by being transmitted to him by telex, by facsimile transmission or by any appropriate method of electronic mail transmission to his last recorded telex, facsimile or electronic mail address or number. A notice so delivered shall be deemed to have been given upon delivery, if delivered personally to the recorded address as aforesaid and a notice so mailed shall be deemed to have been given on the seventh day after being deposited in a post office or public letter box. A notice so transmitted by telex, by facsimile transmission or by any appropriate method of electronic mail transmission shall be deemed to have been given on the date when the oral, facsimile, telex or written acknowledgment of receipt of the notice by or on behalf of the person to whom the notice is to be given is forwarded to the transmitter of the notice.

11.03 Notice to Joint Shareholder - If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

11.04 Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.05  Undelivered  Notices - If any notice given to a  shareholder  pursuant to section 11.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

11.06 Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.07 Persons Entitled by Death or Operation of Law - Every person who, by operation of law, transfer, death of a shareholder or-any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

11.08 Waiver of Notice - Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

SECTION TWELVE

EFFECTIVE DATE

12.01 Effective Date - this by-law shall come into force when made by the board in accordance with the Act.

MADE by the board the 11th day of March, 1986.

FIRST AMENDMENT APPROVED by the board the 8th day of April, 1986.

SECOND AMENDMENT APPROVED by the board the 17th day of May, 1995.

THIRD AMENDMENT APPROVED by the board the 8th day of May, 2002.

                                   President:
                                             ---------------------------------
                                                   Patrick J. Brockett

                                                                             c/s

                                   Secretary:
                                             ---------------------------------
                                                   Donald G. McIntyre

FIRST AMENDMENT CONFIRMED by the shareholders in accordance with the Act the 6th day of July, 1986.

SECOND AMENDMENT CONFIRMED by the shareholders in accordance with the Act the 27th day of July, 1995.

THIRD AMENDMENT CONFIRMED by the shareholders in accordance with the Act the 31st day of July, 2002.

                                   Secretary:
                                             ---------------------------------
                                                   Donald G. McIntyre